UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 31, 2006
GNC CORPORATION
GENERAL NUTRITION CENTERS, INC.
(Exact name of registrants as specified in their charters)

Delaware Delaware (State or other jurisdiction of incorporation)	333-116040 333-114502 (Commission File Number)	75-1575170 72-1575168 (I.R.S. Employer Identification No.)
300 Sixth Avenue, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices) (Zip Code)
(412) 288-4600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 31, 2006, General Nutrition Centers, Inc. (“Centers”), a wholly owned subsidiary of GNC Corporation (“GNC”), entered into an Employment Agreement (the “Employment Agreement”) with Mark L. Weintrub in connection with his appointment as the new Senior Vice President, Chief Legal Officer, and Secretary of Centers and GNC. A press release announcing the appointment is attached to this report as Exhibit 99.1 and incorporated herein by reference.
     The Employment Agreement provides for an employment term up to March 31, 2008, with automatic annual one-year renewals thereafter subject to notice of nonrenewal by Centers or Mr. Weintrub not less than 30 days prior to the end of the applicable employment period. The Employment Agreement provides for an annual base salary of $260,000 for Mr. Weintrub, with annual bonuses in an amount to be determined by Centers’ board of directors or compensation committee in the exercise of its sole discretion for the applicable year. For 2006, Mr. Weintrub’s target annual bonus is 35% of his base salary with a maximum of 55% of his base salary if Centers meets or exceeds the annual goals determined by Centers’ board of directors or compensation committee for 2006. Mr. Weintrub is also entitled to certain fringe benefits as set forth in the Employment Agreement.
     Upon Mr. Weintrub’s death or disability, his estate or personal representatives will be entitled to receive his base salary for the remainder of his employment period and, subject to the discretion of Centers’ board of directors, a pro rata bonus for the year in which he dies or becomes disabled. In the event of a termination of Mr. Weintrub’s employment without cause or for good reason (each as defined in the Employment Agreement), he will be entitled to receive his base salary for the remainder of his employment period, subject to a minimum of twelve months if the termination occurs in the initial employment period. Subject to the discretion of Centers’ board of directors, he will also be entitled to a pro rata bonus for the year in which he is terminated. If such termination occurs upon or within six months following a change of control (as defined in the Employment Agreement), Mr. Weintrub will be entitled to receive his base salary for the greater of the remaining term or a two-year period following the date of termination.
     A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.
     As contemplated in the Employment Agreement, Mr. Weintrub received a non-qualified stock option pursuant to the GNC 2003 Omnibus Stock Incentive Plan to purchase 55,000 shares of GNC common stock at an exercise price of $9.77 per share. The option has a term of seven years and will vest and become exercisable in four equal installments on each anniversary of the date of grant, subject to Mr. Weintrub’s continued employment with Centers.
Item 9.01      Financial Statements and Exhibits.
(c)	Exhibits.

10.1	Employment Agreement, dated March 31, 2006, by and between General Nutrition Centers, Inc. and Mark L. Weintrub.

99.1	Press Release of GNC Corporation, dated April 6, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated: April 6, 2006

GNC CORPORATION GENERAL NUTRITION CENTERS, INC. (Registrants)
By:	/s/ J. Kenneth Fox
	Name:	J. Kenneth Fox
	Title:	Vice President and Treasurer

EXHIBIT INDEX
Exhibit No	Description

10.1	Employment Agreement, dated March 31, 2006, by and between General Nutrition Centers, Inc. and Mark L. Weintrub.

99.1	Press Release of GNC Corporation, dated April 6, 2006.

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